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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) July 24, 2001


                                  Advanta Corp.
               (Exact Name of Registrant as Specified in Charter)


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
          Delaware                        0-14120                23-1462070
(State or Other Jurisdiction            (Commission             (IRS Employer
      of Incorporation)                 File Number)         Identification No.)

          Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                            19477
(Address of Principal Executive Offices)                          (Zip Code)
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Registrant's telephone number, including area code (215) 657-4000



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

On July 24, 2001, Advanta Corp. (the "Company" or "Advanta") announced second quarter net income for Advanta Business Cards of $8.8 million, representing an after tax return on average managed receivables of 1.9% on an annualized basis. Continuing on track toward its goals for 2001, operating results from continuing business segments were $0.32 per share for Class A and Class B shares combined as compared to $0.29 per share reported last quarter.
The Company generated an increase in risk-adjusted margin to 12.7%, as compared to 12.4% for the first quarter 2001.

"Our small business credit card customers continue to provide earnings momentum to us," said Chairman and Chief Executive Officer Dennis Alter. "Our goal is to prudently grow our customer base through continuing product differentiation and market segmentation of our prospect base of almost 40 million small businesses," said Alter.

Details for the second quarter included managed receivables of $1.9 billion at June 30, as compared to $1.78 billion at March 31, 2001. The improvement in risk-adjusted margin during the quarter reflects increased card usage and a favorable interest rate environment which more than compensated for an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current economic environment, over 30 day delinquencies were 5.8% and charge-offs on an annualized basis were 7.4% at June 30, 2001. Also included in the second quarter results is a $2 million increase in the on-balance sheet loan loss reserve, resulting in a conservative 10.5% reserve to owned receivables at June 30, 2001 as compared to 9.9% at March 31, 2001.

Earnings for the quarter, excluding the effects of a previously announced sale of deposit liabilities and discontinued operations, were essentially breakeven. The Company recorded pretax asset valuation charges of $5.6 million on its venture capital portfolio consistent with the current market for early stage venture capital investments. The Company also recorded revisions to its estimates for restructuring expenses and discontinued operations associated with mortgage transaction expenses and the valuation of leasing assets. As a result of these non-operating items and restructuring charges, the Company reported a net loss for the quarter including discontinued operations of $7.2 million, or $0.28 per share on a diluted basis for its Class A and Class B shares combined.

During the quarter, Advanta strategically used the over $1 billion proceeds from the sale of its mortgage business in February 2001 to strengthen the Company for the future. Capitalizing on its large cash position, Advanta significantly reduced debt and deposits by $902 million, including substantially all of its outstanding institutional debt and a considerable amount of its retail notes. Through July 23, 2001, the Company repurchased in excess of 100,000 shares of its Class B Common Stock pursuant to its previously announced plan to repurchase up to 1.5 million shares of common stock and/or the equivalent dollar amount of trust preferred securities.

Advanta management held a conference call, publicly announced in the Company's press release dated July 18, 2001, on July 24, 2001, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.

During the second quarter earnings conference call management indicated the following:

- Management anticipates net credit losses will be between 7.8% and 8.0% of average managed receivables for the third quarter of 2001, between 7.5% and 7.7% of average managed receivables for the fourth quarter of 2001 and between 7.3% and 7.5% of average managed receivables for the year ended December 31, 2001.

- Management indicated that the net interest expense associated with excess liquidity or "negative carry" peaked in the second quarter of 2001. Management anticipates that negative carry will be between $4.3 million and $5.0 million in the third quarter of 2001 and $3.1 million and $3.6 million in the fourth quarter of 2001.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Report and the press release dated July 24, 2001 (included in this report as Exhibit 99.1) contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures;
(3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company;
(9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of strategic alternatives process for our mortgage and leasing businesses; (14) the impact of litigation; and (15) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1     Press Release dated July 24, 2001.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Advanta Corp.
                                        (Registrant)


Date: July 24, 2001
                                        By:   /s/ Elizabeth H. Mai
                                                  Elizabeth H. Mai
                                                  Senior Vice President,
                                                  Secretary and General Counsel
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                                  EXHIBIT INDEX

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Exhibit Description                        Method of Filing
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99.1 Press Release, dated July 24, 2001    Filed Electronically Herewith
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